As filed with the Securities and Exchange Commission on October 27, 2011
Registration No. 333-174358

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1311	94-1585250
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Tri-Valley Corporation
4927 Calloway Drive
Bakersfield, California 93312
(661) 864-0500
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

Maston N. Cunningham
President and Chief Executive Officer
Tri-Valley Corporation
4927 Calloway Drive
Bakersfield, California 93312
(661) 864-0500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________

Please send copies of all communications to:
Joshua A. Lane, Esq.
K&L Gates LLP
1900 Main Street, Suite 600
Irvine, California 92614
(949) 253-0900

Approximate date of commencement of proposed sale to the public:  This post-effective amendment withdraws from registration all shares of common stock that remain unsold under Registration Statement 333-174358.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-174358) (the “Registration Statement”) of Tri-Valley Corporation, a Delaware corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on May 20, 2011, relating to the offer and resale of up to 10,070,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, by the selling stockholders identified in the prospectus contained therein.  The Registration Statement was declared effective on June 3, 2011.

         The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Company hereby removes from registration all of the Shares which were registered, but remain unsold, under the Registration Statement as of the effective time of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, California, on the 27th day of October, 2011.

TRI-VALLEY CORPORATION

By:	/s/ Maston N. Cunningham
Maston N. Cunningham,
President and Chief Executive Officer